UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 11, 2019

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Corporate Drive, Suite D, Newport News, Virginia	23602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 272 9574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Warrants	TMPS, TMPSW	OTC PINK

Item 1.01: Entry into a Material Definitive Agreement.

TRISTAR’s AIR-TO-AIR REFUELING CONTRACT | NO FURTHER WORK UNDER THE CONTRACT

As announced by the company April 24, 2019, Tristar Air LLC (“Tristar”) was awarded a $121 million contract with the Department of The Navy (“Navy”), to provide air-to-air refueling services.

The contract award was subsequently protested and as announced August 22, 2019, the Navy informed Tristar, that a decision has been made to take corrective actions and the Navy intended to cancel the contract.

In a letter dated October 8th, 2019, the Navy has informed Tristar that as a consequence of litigation related to the Government’s procurement of this contract the Navy is de-scoping the entire remaining effort under the contract and no further work will be performed under this contract and all existing task orders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

Date: October 11, 2019	By:	/s/ Johan Aksel Bergendorff
	Name:	Johan Aksel Bergendorff
	Title:	Chief Financial Officer

FORWARD LOOKING STATEMENTS:

This communication contains forward-looking statements that involve a number of judgments, risks and uncertainties concerning Tempus Applied Solutions Holdings Inc., its subsidiaries and their expected financial and operating performance and plans. Actual events or results could differ materially from those described or implied herein, including as a result of risks described in reports filed with the Securities and Exchange Commission by Tempus Applied Solutions Holdings Inc., and other risks and uncertainties. We do not undertake any obligation to update any forward-looking statements to reflect events or results after the date they were made, whether as a result of new information, new circumstances or otherwise, except as may be required under applicable laws.

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